VONAGE HOLDINGS CORP.
AMENDED AND RESTATED
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
“Participant”: ____________________
“Date of Award”: _______________
This Agreement, effective as of the Date of Award set forth above, represents the grant of Restricted Stock Units by Vonage Holdings Corp., a Delaware corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Vonage Holdings Corp. Amended and Restated 2015 Equity Incentive Plan (the “Plan”). Capitalized terms have the meanings ascribed to them under the Plan, unless specifically set forth herein.
The parties hereto agree as follows:

1.	Grant of Restricted Stock Units
As of the Date of the Award, the Company hereby grants to the Participant ______ Restricted Stock Units in the manner and subject to the terms and conditions of the Plan and this Agreement.

2.	Vesting of Restricted Stock Units
(a)    Subject to Section 2(e) below, one-fourth of the Restricted Stock Units will vest on each of the first, second, and third anniversaries of the Date of the Award. The first tranche to vest at one-third on the first anniversary of the Date of the Award. The second and third tranches to vest at one-third respectively on a quarterly basis.
(b)    If (i) a Change of Control occurs prior to the Participant becoming fully vested in the Restricted Stock Units and (ii) the Participant’s Service with the Company is terminated by the Company without Cause or by the Participant for Good Reason, in each case on or within one (1) year following the date of such Change of Control, then, to the extent not previously vested in accordance with this Section 2, the Restricted Stock Units will vest as of the date of the Participant’s termination of Service.
(c)    To the extent not previously vested in accordance with this Section 2, in the event of the Participant’s termination of Service as a result of death, one-half the number of unvested Restricted Stock Units will vest as of the date thereof.

(d)    To the extent not previously vested in accordance with this Section 2, in the event of the Participant’s termination of Service as a result of a Disability, one-half the number of unvested Restricted Stock Units will vest as of the date thereof.
(e)    To the extent not previously vested in accordance with this Section 2, the Restricted Stock Units will terminate immediately upon the termination of the Participant’s Service and will be forfeited without consideration.

3.	Settlement of Restricted Stock Units
(a)    Within 60 days following the Date of Award under this Agreement, the Participant shall establish a brokerage account in the manner directed by the Company if such brokerage account has not been previously established by the Participant.
(b)    In the Committee’s sole discretion, the Company (i) shall issue the Participant shares of Common Stock (“Shares”), (ii) shall make a cash payment to the Participant in settlement of the Participant’s Restricted Stock Units equal to the number of Restricted Stock Units to be settled multiplied by the Fair Market Value of a Share or (iii) a combination thereof, in any such case within 15 days after such Restricted Stock Units vest pursuant to Section 2.
(c)    As a condition to the settlement of the Restricted Stock Units in accordance with Section 3(b), the Participant shall make such arrangements as the Committee may require for the satisfaction of any applicable federal, state, local and foreign withholding tax obligations that may arise in connection with such settlement. The Company shall have authority to deduct or withhold from all amounts payable to the Participant in connection with the Restricted Stock Units, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local and foreign withholding tax obligations that may arise in connection with such settlement.
The Restricted Stock Units granted pursuant to this Award, and all Shares issued and/or cash paid in settlement of such Restricted Stock Units and proceeds related to such Shares or Restricted Stock Units, are subject to forfeiture and the Company’s right of recapture as set forth in Sections 13.2 and 13.3 of the Plan, as well as to any clawback or recapture policy applicable to the Participant which the Company may adopt from time to time.

5.	Rights as Stockholder; Dividend Equivalent Rights
(a)    The Participant shall have no rights as a stockholder of the Company with respect to Restricted Stock Units until such time as Shares have been issued and delivered to the Participant.
(b)    As of any date that the Company pays a regular cash dividend on its Shares, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Shares on such date, multiplied by (ii) the total number of the Participant’s Restricted Stock Units (with such total number adjusted pursuant to Section 4.5 of the Plan) that are outstanding immediately prior to the record date for that dividend (a “Dividend

Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 5(b) with respect to any Restricted Stock Units which, immediately prior to the record date for that dividend, have either been settled pursuant to Section 3 or terminated pursuant to Section 2(e).

6.	Transferability
Unless permitted by the Committee in accordance with the terms of the Plan, the Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
7.     Adjustment of Shares
In the event of any change with respect to the outstanding Shares of the Company, the then outstanding Restricted Stock Units shall be adjusted in accordance with Section 4.5 of the Plan.

8.	Miscellaneous
(a)    This Agreement and the rights of the Participant hereunder are subject to the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement.
(b)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or any exchange upon which the Shares are listed as may be required or that the Committee determines are advisable. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable actions, and the Participant agrees to take all such actions, as the Company determines are necessary or advisable to comply with all applicable provisions of federal securities law, state securities law and any applicable requirements of any exchange upon which such Shares are listed in exercising the Participant’s rights under this Agreement. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the Restricted Stock Units as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, any blue sky or state securities laws applicable to Shares, and/or any policy which the Company may adopt from time to time. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired solely for investment purposes and without any current intention to sell or distribute such Shares. The Shares acquired in connection with the Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.
(c)    It is expressly understood that the Committee has all powers and discretion necessary to administer the Plan, including without limitation the provisions of this Agreement, and to control its operation, as set forth in Section 3.2 of the Plan, and all interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon the Participant.
(d)    The Restricted Stock Units are intended to comply with the “short term deferral” exception to Section 409A of the Code. Notwithstanding the forgoing or any provision of the Plan or this Agreement, if any provision of this Agreement or the Plan could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision in order to comply with the requirements of Section 409A of the Code or to satisfy the conditions of any exception therefrom, or otherwise to avoid the imposition of the additional income tax and interest under Section 409A of the Code, while maintaining, to the maximum extent practicable, the original intent and economic benefit to the Participant, without materially increasing the cost to the Company, of the applicable provision.
(e)    Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time and for any reason or no reason, with or without Cause.
(f)     The Participant hereby consents and agrees to electronic delivery and/or accessibility via an online platform of any Plan documents, proxy materials, annual reports and other related documents. The Participant hereby consents to any and all procedures that the Company has established or may establish for an electronic signature system for delivery and acceptance of the Agreement and Plan documents, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
(g)    This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the Date of Award.
VONAGE HOLDINGS CORP.

By:	______________________ Name: Title: Participant